Exhibit 10.135

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT dated as of October      , 2006 , 2006, made by Vision Opportunity Master Fund, Ltd., a      (the “Subordinated Creditor”), Halo Technology Holdings, Inc, a Nevada corporation (formerly known as Warp Technology Holdings, Inc.) (the “Borrower”) and the subsidiaries of the Borrower listed on Schedule I hereof (the “Subsidiaries” and together with the Borrower, the “Obligors”), in favor of Fortress Credit Corp., as agent for the Senior Lenders referred to below under the Credit Agreement referred to below (“the "Senior Agent”).

W I T N E S S E T H:

WHEREAS, the Obligors, certain lenders from time to time party to the credit agreement (each such lender a “Senior Lender”) and the Senior Agent have entered into a Credit Agreement dated as of August 2, 2005 and which was amended on October 26, 2006 (such agreement, as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, each Senior Lender has agreed to make certain Loans to the Borrower and grant certain financial accommodations to the Borrower;

WHEREAS, the Borrower is indebted to the Subordinated Creditor in the principal amount set forth in Schedule II hereto, such indebtedness being or to be evidenced by a subordinated convertible promissory note, and made payable to the order of the Subordinated Creditor in such principal amount (the “Subordinated Note”), a copy of which is attached as Part I of Exhibit A hereto; and

NOW, THEREFORE, in consideration of the premises and as a condition to the Senior Agent consenting to the Borrower incurring Indebtedness to the Subordinated Creditor and the Senior Lenders granting certain financial accommodations pursuant to the Credit Agreement, the Subordinated Creditor and each Obligor hereby agree with the Senior Agent as follows:

SECTION 1.    Definitions.

(a)    Reference is hereby made to the Credit Agreement for a statement of the terms thereof. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

(b)    In addition, as used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Agreement” means this Subordination Agreement.

"Bankruptcy Code” means the U.S. Bankruptcy Code of 1978, as amended.

"Conversion Option” means the option of the Subordinated Creditor to exercise its rights to convert the Subordinated Obligations it holds into the Capital Stock of the Borrower pursuant to the terms and conditions of the Subordinated Note.

"Capital Stock” means with respect to any Person, any and all shares, interests, quotas, participations or ownership rights in or other equivalents (however designated, whether voting or nonvoting, ordinary or preferred) in the equity or capital of such Person, now or hereafter outstanding, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

"Existing Subordinated Obligations” means the obligations of the Borrower to (i) certain existing subordinated notes, the holders of which entered into that certain intercreditor and subordination agreement dated as of August 2, 2005 among the Borrower, the Subsidiaries, the Senior Agent and Fortress Credit Corp. (as senior lender) and (ii) certain existing subordinated notes, the holders of which entered into that certain intercreditor and subordination agreement dated as of October 26, 2005 among the Borrower, the Subsidiaries, the Senior Agent and Fortress Credit Corp. (as senior lender).

"Finance Party” means each Senior Lender and the Senior Agent.

"Insolvency Proceeding” means (a) any Obligor commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Obligor making a general assignment for the benefit of its creditors; or (b) there being commenced against any Obligor any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (c) there being commenced against any Obligor or any of its subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (d) any Obligor taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) any Obligor generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

"Paid in Full” means the full irrevocable and indefeasible payment in cash, in immediately available funds, of all the Senior Obligations (whether or not any of the Senior Obligations shall have been voided, disallowed or subordinated pursuant to any provision of the Bankruptcy Code, any applicable state fraudulent conveyance law, fraudulent transfer, preferences or other avoidable transfers or any other law in connection with an Insolvency Proceeding or otherwise) after (i) all principal of the Loans, interest thereon (including interest accruing subsequent to the filing of any petition initiating any Insolvency Proceeding, whether or not a claim for such interest is allowed in any such proceeding) and all other Senior Obligations shall have been paid in full in cash, in immediately available funds and (ii) the Senior Agent (in either of its capacities, as agent or security agent under the Credit Agreement) shall have received cash collateral in such amounts as the Senior Agent determines are reasonably necessary to secure the Finance Parties from loss, cost, damage or expense, including attorneys’ fees and expenses, in connection with any contingent Senior Obligations, including checks or other payments provisionally credited to the Senior Obligations and/or as to which the Finance Parties have not yet received final irrevocable and indefeasible payment. The expressions “prior payment in full,” “payment in full,” “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

"Person” means any individual, partnership, corporation, business trust, joint stock company, trust, incorporated association, joint venture, governmental agency or other entity of whatever nature.

"Senior Documents” means the Credit Agreement and the other Finance Documents, each as amended, extended, refunded, refinanced, replaced or otherwise modified from time to time.

"Senior Obligations” means all indebtedness, obligations and other liabilities of any Obligor now or hereafter existing in favor of any Finance Party under the Credit Agreement and the other Senior Documents (in each case, as amended or otherwise modified from time to time), whether for principal, interest (including interest accruing subsequent to the filing of any petition initiating any Insolvency Proceeding, whether or not a claim for such interest is allowed in any such proceeding), guaranteed obligations, premiums, indemnities, fees, costs, expenses (including, without limitation, auditor, legal and other professional fees, costs and expenses, and including, without limitation, fees, costs and expenses accruing subsequent to the filing of any petition initiating any Insolvency Proceeding, whether or not a claim for such fees, costs and expenses is allowed in any such proceeding), or otherwise, in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another, all other indebtedness and liabilities now or hereafter existing in favor of any Finance Party under the Senior Documents, and all extensions, renewals, refundings, replacements and modifications of any of the foregoing.

"Subordinated Documents” means the Subordinated Note attached as Part I of Exhibit A, the subscription agreement described in Schedule III hereto and attached as Part II of Exhibit A and any other instrument or document described in Schedule III hereto.

“Subordinated Note Maturity Date” means October 11, 2009.

"Subordinated Obligations” means all indebtedness, obligations and other liabilities of the Borrower or any other Obligor now or hereafter existing in favor of the Subordinated Creditor, whether created directly or acquired by assignment or otherwise, all interest thereon and all fees, premiums, costs, expenses and other amounts payable in respect thereof, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another and all other indebtedness or other liabilities under the Subordinated Documents, including, without limitation, all such indebtedness, obligations and other liabilities of any Obligor under or in respect of (i) subrogation rights under any guaranty or any other rights to be subrogated to the rights of the holders of the Senior Obligations in respect of payments or distributions of assets of, or ownership interests in, the Borrower made on the Senior Obligations, (ii) any compensation, management fees or consulting fees payable by the Borrower to the Subordinated Creditor or any other Obligor, (iii) any Capital Stock (or warrants, options or other rights for the purchase thereof) in the Borrower issued or sold to the Subordinated Creditor, whether by dividend, redemption, repurchase or otherwise, as provided under the organizational documents of the Borrower or under any other agreement (including, without limitation, the Subordinated Documents), instrument or document, (iv) the purchase, lease or license by the Borrower of property or services from the Subordinated Creditor or (v) the sale of or option to sell any assets by the Borrower to the Subordinated Creditor.

"UCC” means the New York Uniform Commercial Code in effect from time to time.

SECTION 2.    Agreement to Subordinate. The Subordinated Creditor and each Obligor agrees that the Subordinated Obligations are and shall be junior and subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior Payment in Full of the Senior Obligations. For the purposes of this Agreement, if an Insolvency Proceeding with respect to an Obligor shall have been commenced on or prior to the second Business Day following the 91st day following the payment in full of the Senior Obligations, then the Senior Obligations shall not be deemed to have been Paid in Full until such time as the Senior Obligations are subsequently Paid in Full.

SECTION 3.    Restrictions on Payments and Actions. The Subordinated Creditor will not ask, demand, sue for, take or receive, directly or indirectly, from the Borrower or any other Obligor, in cash or other property, by set-off, by realizing upon collateral or in any other manner, payment of, or security for, any or all of the Subordinated Obligations unless and until the Senior Obligations shall have been Paid in Full; provided, that, (a) the Subordinated Creditor may accept and receive interest payments when due and payable under Subordinated Documents provided, that such payments are made by the issuance of common Capital Stock in the Borrower to the Subordinated Creditor (and for the avoidance of doubt no cash payments are made by the Borrower to the Subordinated Creditor); or (b) the Subordinated Creditor is issued Capital Stock in the Borrower pursuant to the exercise of the Conversion Option in accordance with the terms of the Subordinated Documents. Except as provided in the preceding sentence, the Borrower hereby agrees that it shall not make any payment (cash, property, Capital Stock or otherwise) on the Subordinated Obligations to the Subordinated Creditor unless consented to in writing by the Senior Agent (which shall be granted at the Senior Agent’s sole and absolute discretion) or as otherwise expressly permitted under this Agreement.

SECTION 4.    Additional Provisions Concerning Subordination. Each of the Subordinated Creditor and the Obligors agree as follows:

(a)    In the event of any Insolvency Proceeding relating to any Obligor,

(i) any payment or distribution of any kind or nature (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to any of the Subordinated Obligations shall be paid or delivered directly to the Senior Agent for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been indefeasibly Paid in Full;

(ii) the Senior Agent may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution referred to in clause (i) of subsection (a) of this Section 4 and (B) file claims and proofs of claim in any statutory or non-statutory proceeding in respect of the Subordinated Obligations and take such other action (including, without limitation, voting the Subordinated Obligations) as the Senior Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Senior Agent hereunder; provided, that if the Senior Agent has not filed such proof of claims in respect of the Subordinated Obligations five (5) days prior to the expiration of the applicable period to file such proof of claims, the Subordinated Creditor may file proof of claims in respect of the Subordinated Obligations prior to the expiration of the applicable period to file such proof of claims; and

(iii) the Subordinated Creditor will duly and promptly take such action as the Senior Agent may request at the expense of the Borrower (A) to collect the Subordinated Obligations for the account of the Finance Parties and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the Senior Agent such powers of attorney, assignments or other instruments as the Senior Agent may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations.

(b)    All payments or distributions upon or with respect to the Subordinated Obligations which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Senior Agent (on behalf of the Finance Parties), shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Senior Agent in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been indefeasibly Paid in Full.

(c)    The Senior Agent is hereby authorized to demand specific performance of this Agreement at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to the Subordinated Creditor whether or not the Obligors shall have complied with any of the provisions hereof applicable to the Obligors, and the Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

SECTION 5.    Legend; Further Assurances.

(a)    The Subordinated Creditor and the Borrower will cause the Subordinated Note, the other Subordinated Documents and any other instrument hereafter governing or evidencing any Subordinated Obligation to be indorsed with the following legend:

"THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED OCTOBER 11, 2006, MADE BY THE SUBORDINATED CREDITOR AND EACH OBLIGOR REFERRED TO THEREIN IN FAVOR OF FORTRESS CREDIT CORP., AS SENIOR AGENT, ALL AS REFERRED TO IN SUCH SUBORDINATION AGREEMENT.”

(b)    Each of the Subordinated Creditor and the Borrower will (i) mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and (ii) in the case of any Subordinated Obligation which is not evidenced by any instrument, upon the Senior Agent ‘s request cause such Subordinated Obligations to be evidenced by an appropriate instrument or instruments indorsed with the above legend. The Subordinated Creditor and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the Senior Agent, desirable, or that the Senior Agent may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Agent to exercise and enforce its rights and remedies hereunder.

SECTION 6.    Negative Covenants of the Subordinated Creditor. So long as any of the Senior Obligations have not been Paid in Full, the Subordinated Creditor (acting in its capacity as either a creditor of, or a holder of Capital Stock in, the Borrower) will not, without the prior written consent of the Senior Agent (which shall be granted at the Senior Agent’s sole and absolute discretion):

(a)    (i) cancel or otherwise discharge any Subordinated Obligation except to the extent such discharge occurs as a result of the Subordinated Creditor being issued common Capital Stock in the Borrower pursuant to the Conversion Option in accordance with the terms of the Subordinated Documents, (ii) subordinate any Subordinated Obligation to any Indebtedness of any Obligor other than the Senior Obligations and the Existing Subordinated Obligations, or (iii) obtain or otherwise receive the benefit of any Lien on any collateral securing any of the Subordinated Obligations, or obtain or otherwise receive the benefit of any guaranty with respect to any of the Subordinated Obligations; other than a judgment lien arising from the exercise of remedies by the Subordinated Creditor expressly permitted by this Agreement;

(b)    sell, assign, pledge, encumber or otherwise dispose of any Subordinated Obligation unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement;

(c)    permit any Subordinated Document or the terms of any Subordinated Obligation to be amended or otherwise modified in any respect;

(d)    declare any or all of the Subordinated Obligations due and payable prior to the later to occur (i) the date fixed therefor and (ii) the second Business Day following the 91st day following the Payment in Full of the Senior Obligations;

(e)    exercise any rights or remedies with respect to any Subordinated Obligation, and without limiting the generality of the foregoing, take any legal action to enforce its rights with respect to any Subordinated Obligation or any of the Subordinated Documents, except as expressly permitted by this Agreement;

(f)    commence, or join with any creditor other than the Senior Agent in commencing, any Insolvency Proceeding with respect to any Obligor;

(g)    seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Insolvency Proceeding with respect to any Obligor, the priority, validity, extent, perfection or enforceability of any Lien held by any holder of the Senior Obligations in all or any part of the property or assets of any Obligor or the validity, perfection or enforceability of any of the Senior Obligations; or

(h)    in connection with any Insolvency Proceeding, have any right whatsoever, including, without limitation, to (i) object to any motion, application, request for relief or join or intervene in any objection to any motion, application, request, or plan, (ii) make or file or join any motion or application or submit any plan or seek any relief in any form or join or intervene in any motion or application or plan or request for relief in any form.

SECTION 7.    Obligations Unconditional.

(a)    All rights and interests of the Senior Agent hereunder, and all agreements and obligations of the Subordinated Creditor and each Obligor hereunder, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any Senior Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor in respect of any of the Senior Obligations or the Subordinated Creditor or any Obligor in respect of this Agreement.

(b)    This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any Finance Party pursuant to a final order of any court of competent jurisdiction, including, without limitation, such order entered in any Insolvency Proceeding with respect to any Obligor, pursuant to any applicable laws relating to fraudulent transfers, fraudulent conveyances, preferences or other avoidable transfers or otherwise, all as though such payment had not been made.

SECTION 8.    Consents

(a)    The Subordinated Creditor consents that, without the necessity of any reservation of rights, and without notice to or further assent:

(i) any demand for payment of any Senior Obligations made by the Senior Agent or any other Finance Party may be rescinded in whole or in part by the Senior Agent or such other Finance Party, and any Senior Obligations may be continued, and the Senior Obligations, or the liability of any Obligor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Obligor or any other party under any Finance Document or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Finance Parties; and

(ii) the Finance Documents may be amended, modified, extended, supplemented, restated, refinanced, refunded, restructured or terminated, in whole or in part, as the Finance Parties may deem advisable from time to time, and any collateral security at any time held by the Senior Agent (or its agent or designee on its and on each Senior Lender’s behalf) for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released.

(b)    Each Subordinated Creditor waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by any Finance Party upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any Obligor, on the one hand, and the Senior Agent or any other Finance Party, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement. The Subordinated Creditor acknowledges and agrees that the Senior Lenders have relied upon the subordination provided for herein in deciding to continue to make funds available to any Borrower under the Credit Agreement. The Subordinated Creditor waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

(c)    Subject to the terms of this Agreement and the other Finance Documents, the Senior Agent hereby consents to the Borrower and the other Obligors executing and delivering, and performing their respective obligations under, the Subordinated Documents and the Borrower incurring the Subordinated Obligations under the Subordinated Documents which are attached as Parts I and II of Exhibit A hereto.

SECTION 9.    Waivers. The Subordinated Creditor and each Obligor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Senior Obligation by another Obligor, (iii) notice of any actions taken by any Finance Party or another Obligor under any Senior Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Obligations or of the obligations of the Subordinated Creditor or any Obligor hereunder, the omission of or delay in which, but for the provisions of this Section 9, might constitute grounds for relieving the Subordinated Creditor or any Obligor of its obligations hereunder, (v) any right to compel the any Finance Party to marshall any of the Collateral or to seek payment from any particular assets of any Obligor or from any third party, or (vi) any requirement that any Finance Party protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against an Obligor or any other Person or any collateral.

SECTION 10.    Subrogation. No payment or distribution to any Finance Party pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof prior to the second Business Day following the 91st day after the Senior Obligations shall have been Paid in Full.

SECTION 11.    Representations and Warranties.

(a)    The Borrower hereby represents and warrants as follows:

(i) The aggregate principal amount of the Subordinated Obligations currently outstanding is set forth in Schedule II hereto.

(ii) The Subordinated Note, a complete and correct copy of which is attached hereto, constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally.

(iii) There are no instruments, agreements or other writings guaranteeing or securing any Subordinated Obligation. The Subordinated Obligations are not secured by any Lien, and are not the subject of any guaranty or other similar instrument. There are no instruments, agreements or other arrangements, written or oral, in respect of the Subordinated Obligations, other than the Subordinated Documents.

(iv) The Subordinated Note has not been amended or otherwise modified, and there exists no default in respect of any thereof.

(b)    The Subordinated Creditor hereby represents and warrants as follows:

(i) The aggregate principal amount of the Subordinated Obligations currently outstanding is set forth in Schedule II hereto.

(ii) There are no instruments, agreements or other writings guaranteeing or securing any Subordinated Obligation. The Subordinated Obligations are not secured by any Lien, and are not the subject of any guaranty or other similar instrument. There are no instruments, agreements or other arrangements, written or oral, in respect of the Subordinated Obligations, other than the Subordinated Documents.

(iii) The Subordinated Creditor owns the Subordinated Obligations evidenced by the Subordinated Note issued to it, free and clear of any Lien.

(iv) The Subordinated Creditor has the legal capacity and right to execute, deliver and perform this Agreement.

(v) The Subordinated Note has not been amended or otherwise modified, and there exists no default in respect of any thereof.

(vi) The execution, delivery and performance by the Subordinated Creditor of this Agreement do not and will not contravene any treaty, statute, law or regulation or any contractual restriction binding on or affecting the Subordinated Creditor.

(vii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for the due execution, delivery and performance by the Subordinated Creditor of this Agreement.

(viii) This Agreement constitutes the legal, valid and binding obligation of the Subordinated Creditor, enforceable against the Subordinated Creditor in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other loss effecting creditor’s rights generally, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the enforcement of creditors’ rights generally.

SECTION 12.    Expenses. The Borrower agrees to pay upon demand to the Senior Agent the amount of any and all expenses, including the reasonable fees and expenses of counsel for the Senior Agent and the other Finance Parties, which the Senior Agent or any other Finance Party may incur in connection with the exercise or enforcement of any of the rights or interests of any Finance Party hereunder.

SECTION 13.    Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, to the respective address set forth below next to the applicable party’s signature; or as to any such Person at such other address as shall be designated by such Person in a written notice to each such other Person complying as to delivery with the terms of this Section 13. All such demands, notices, and other communications shall be effective (i) if mailed when received or three Business Days after mailing, whichever occurs first, (ii) if telecopied, when transmitted and appropriate confirmation is received or (iii) if delivered, upon delivery.

SECTION 14.    Subrogation. Prior to the second Business Day following the 91st day after the Payment in Full and performance in full of all Senior Obligations, the Subordinated Creditor shall not have, and shall not directly or indirectly exercise, any rights that it may acquire by way of subrogation under this Agreement, by any payment or distribution to any Finance Party hereunder or otherwise. Upon the payment in full and performance in full in cash in immediately available funds of all Senior Obligations, the Subordinated Creditor shall be subrogated to the rights of the Finance Parties to receive payments or distributions applicable to the Senior Obligations until the Subordinated Obligations shall be paid in full. For the purposes of the foregoing subrogation, no payments or distributions to any Finance Party of any cash, property, or securities to which the Subordinated Creditor would be entitled except for the provisions of Sections 2, 3 or 4 shall, as among the Subordinated Creditor and the Obligors, be deemed to be a payment by any Obligor to or on account of the Senior Obligations.

SECTION 15.    No Representation by the Senior Agent. The Senior Agent has not made and does not hereby or otherwise make to the Subordinated Creditor, any representations or warranties, express, or implied. The Senior Agent does not assume any liability to the Subordinated Creditor with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or (c) any Obligor’s title or right to transfer any collateral or security.

SECTION 16.    Waiver of Claims. To the maximum extent permitted by law, the Subordinated Creditor waives any claim it might have against any Finance Party with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Finance Party or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Documents or any transaction relating to the Collateral. Neither any Finance Party, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Obligor or the Subordinated Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 17.    Provisions Applicable After Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Proceeding. To the extent that the Subordinated Creditor has or acquires any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, the Subordinated Creditor hereby agrees not to assert such rights without the prior written consent of the Senior Agent (which shall be granted at the Senior Agent’s sole and absolute discretion); provided, that if requested by the Senior Agent, the Subordinated Creditor shall seek to exercise such rights in the manner requested by the Senior Agent, including the rights in payments in respect of such rights. Without limiting the generality of the foregoing sentence, to the extent that the Senior Agent consents to any Obligor’s use of cash collateral under Section 363 of the Bankruptcy Code or the any Finance Party agrees to provide financing to the Borrower under Section 364 of the Bankruptcy Code or seeks adequate protection of its security interests in any assets of any Obligor, the Subordinated Creditor hereby agrees not to impede, object to (on grounds of lack of adequate protection, or otherwise), or otherwise interfere with such use of cash collateral, financing or adequate protection. The Subordinated Creditor specifically agrees that the Senior Agent (or its agents or designees) may consent (which shall be granted at the Senior Agent’s (or its agent’s or designee’s) sole and absolute discretion) to any Obligor’s use of cash collateral or provide financing to any Obligor on such terms and conditions and in such amounts as the Senior Agent, in its sole discretion, may decide and that, in connection with such cash collateral usage or such financing, any Obligor (or a trustee appointed for the estate of such Obligor) may grant to the Senior Agent (on behalf of the Finance Parties) (or its agents or designees) liens and security interests upon all or any part of the assets of any Borrower or other Obligor, which liens and security interests: (i) shall secure payments of all Senior Obligations (whether such Senior Obligations arose prior to the filing of the bankruptcy petition or thereafter); and (ii) shall be superior in priority to any liens on and any security interests in the assets of any Borrower or other Obligor held by the Subordinated Creditor. The Subordinated Creditor (both in its capacity as a Subordinated Creditor and in its capacity (if any) as a party which may be obligated to any Obligor or any Obligor’s Affiliates with respect to contracts which are part of the Senior Agent’s Collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (A) challenging the enforceability of the claim of the Senior Agent or any other Finance party (or their respective agents or designees), (B) challenging the enforceability of any liens or security interests in any assets securing the Senior Obligations, or (C) asserting any claims which any Obligor may hold with respect to any Finance Party. All allocations of payments among the Finance Parties and the Subordinated Creditor shall, subject to any court order, continue to be made after the filing of a petition under the Bankruptcy Code, or any similar proceeding, on the same basis that the payments were to be allocated prior to the date of such filing. The Subordinated Creditor agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Obligations (or any portion thereof) free and clear of its security interests, liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Agent has consented to such sale or disposition of such assets. The Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of its interest in the Collateral in any bankruptcy proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Senior Agent (which shall be granted at the Senior Agent’s sole and absolute discretion). The Subordinated Creditor waives any claim it may now or hereafter have against any Finance Party (or their respective agents or designees) arising out of the election of the Senior Agent or any other Finance Party (or their respective agents or designees), in any case instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral arrangement, or financing arrangement, or out of any grant of a security interest, under Section 363 or 364 of the Bankruptcy Code, with or by any Obligor, as debtor in possession (or with or by any trustee for any Obligor). The Subordinated Creditor agrees that subordination and other provisions of this Agreement shall be enforceable under Section 510(a) of the Bankruptcy Code.

SECTION 18.    Miscellaneous.

(a)    No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Subordinated Creditor, each Obligor and the Senior Agent, and no waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Senior Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)    No failure on the part of the Senior Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c)    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)    Subject to the provisions of Section 2, this Agreement shall terminate when all of the Senior Obligations have been Paid in Full.

(e)    This Agreement shall (i) be binding on the Subordinated Creditor and each Obligor and their respective successors and assigns and (ii) inure, together with all rights and remedies of the Senior Agent and the other Finance Parties hereunder, to the benefit of the Senior Agent and the other Finance Parties and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, any Finance Party may assign or otherwise transfer any portion of the Loans, and its rights under any other Senior Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Finance Parties herein or otherwise. None of the rights or obligations of the Subordinated Creditor or any Obligor hereunder may be assigned or otherwise transferred without the prior written consent of the Senior Agent (which shall be granted at the Senior Agent’s sole and absolute discretion) except as expressly otherwise provided herein; provided, that the Subordinated Creditor may assign it rights and obligations without the prior written consent of the Senior Agent if such sale, assignment or other transfer is made expressly subject to this Agreement.

(f)    This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(g)    Each of the Subordinated Creditor and each Obligor hereby irrevocably and unconditionally:

(i) submits for such Person and the property of such Person in any action, suit or proceeding relating to this Subordination Agreement or any other Senior Document to which such Person is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court for New York County in the State of New York, the United States District Court for the Southern District of New York, and appellate courts thereof;

(ii) consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies by registered or certified mail (or any substantially similar form of mail), postage prepaid, of such process to such Person at its address specified in Section 18 hereof (it being expressly understood and agreed that any final judgment in any such action, suit or proceeding referred to in clause (ii) hereof shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law);

(iii) agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that such Person may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iv) agrees that nothing herein shall affect the right of the Senior Agent to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent that such Person has or hereafter may acquire any immunity from jurisdiction of any court from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, waives such immunity in respect of its obligations under this Agreement and the other Senior Documents.

(h)    THE SUBORDINATED CREDITOR, EACH OBLIGOR AND THE SENIOR AGENT (BY ITS ACCEPTANCE OF THIS AGREEMENT) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT, ANY SENIOR DOCUMENT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(i)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally effective as delivery of an original executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

VISION OPPORTUNITY MASTER FUND, LTD. By: Name:
Title:

HALO TECHNOLOGY HOLDINGS, INC. By: Name:
Title:

DAVID CORPORATION By: Name:
Title:

GUPTA TECHNOLOGIES, LLC By: Name:
Title:

GUPTA TECHNOLOGIES GMBH By: Name:
Title:

GUPTA TECHNOLOGIES LTD. By: Name:
Title:

PROCESS SOFTWARE, INC. By: Name:
Title:

PROFITKEY INTERNATIONAL, LLC By: Name:
Title:

TAC/HALO, LLC By: Name:
Title:

WARP SOLUTIONS, INC. By: Name:
Title:

WARP SOLUTIONS, LTD. By: Name:
Title:

6043577 CANADA, INC. By: Name:
Title:

SPIDER SOFTWARE, INC. By: Name:
Title:

TENEBRIL, INC. By: Name:
Title:

KENOSIA CORPORATION By: Name:
Title:

REVCAST, LLC By: Name:
Title:

EMPAGIO, INC. By: Name:
Title:

FORTRESS CREDIT CORP., AS AGENT FOR AND ON BEHALF OF THE FINANCE PARTIES By: Name:
Title:

SCHEDULE I

Subsidiaries

David Corporation, a California corporation

Gupta Technologies, LLC, a Delaware corporation

Gupta Technologies GmbH, a German corporation

Gupta Technologies Ltd., a U.K. company

Process Software, Inc., a Delaware corporation Tenebril Inc., a Delaware corporation

ProfitKey International, LLC, a Delaware limited liability company

TAC/Halo, LLC, a Delaware limited liability company

Warp Solutions, Inc. , a Delaware corporation

Warp Solutions, Ltd., a U.K. company

6043577 Canada, Inc. , a Canadian corporation

Spider Software, Inc. , a Canadian corporation

Kenosia Corporation., a Delaware corporation

Revcast, LLC, a Delaware limited liability company

Empagio, Inc., a Georgia corporation

SCHEDULE II

Principal Amount Owed to Subordinated Creditor

U.S.$2,750,000

SCHEDULE III

Instruments, agreements and other

writings evidencing, governing or securing Subordinated Obligations

1. Subscription Agreement between the Borrower and the Subordinated Creditor dated as of October 11, 2006.

2. Intercreditor and Subordination Agreement among the Borrower, the Subsidiaries, the financial institutions listed on part 1 of Schedule 1 thereto and such subordinated noteholders referred to therein dated as of October 11, 2006.

EXHIBIT A

PART I
COPY OF SUBORDINATED PROMISSORY NOTE

EXHIBIT A

PART II
COPY OF SUBSCRIPTION AGREEMENT